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                                                                      EXHIBIT 21


                     SCHEDULE 21 SUBSIDIARIES OF REGISTRANT
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SUBSIDIARY NAME                  INCORPORATION             DATE
----------------                 -------------             ----

 NeoTherapeutics GmbH            Switzerland               04-26-97

 NeoGene Technologies, Inc.      California                10-01-99

 NeoOncoRx, Inc.                 California                11-16-00

 NeoTravel, Inc.                 California                04-05-01